Exhibit 99.2

EchoStar Announces Debt Offering

ENGLEWOOD, Colo.—(BUSINESS WIRE)— May 11, 2011—EchoStar Corporation (NASDAQ: SATS) today announced that its wholly-owned subsidiary, EH Holding Corporation, plans to offer $1 billion aggregate principal amount of senior secured notes and $800 million aggregate principal amount of senior unsecured notes.  The net proceeds of the offering are intended to be used to fund a portion of the purchase price for EchoStar’s previously announced acquisition of Hughes Communications, Inc. (“Hughes Communications”), and the remainder will be used to fund the repayment or redemption of certain outstanding indebtedness of Hughes Communications and its wholly-owned subsidiary, Hughes Network Systems, LLC.

The notes will only be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions in accordance with Regulation S under the Securities Act. The notes being offered will not be and have not been registered under the Securities Act or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the notes; nor shall there be any sale of these securities in any state or jurisdiction in which such an offer solicitation or sale would be unlawful.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in EchoStar Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its most recent quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date made, and EchoStar Corporation expressly disclaims any obligation to update these forward-looking statements.